Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

PS Business Parks, Inc. Names Stephen W. Wilson as President and Chief Executive Officer

GLENDALE, California, April 5, 2022—PS Business Parks, Inc. (NYSE:PSB) (the “Company”) announced today that Stephen W. Wilson has been appointed as the Company’s President and Chief Executive Officer, effective immediately. Mr. Wilson has been serving as interim President and Chief Executive Officer since January 17, 2022. Mr. Wilson has been a director of the Company since July 2019 and will continue to serve as a director.

Mr. Wilson was Executive Vice President—Development of AvalonBay Communities, Inc. (NYSE: AVB) (“AvalonBay”), a real estate investment trust that develops, redevelops, acquires, and manages multifamily communities in the United States, from 2014 until his retirement in 2019. Prior to that role, Mr. Wilson held various senior leadership positions and was responsible for development activities on the West Coast and Mid-Atlantic at AvalonBay. Mr. Wilson is a member of the Urban Land Institute, former chair of the ULI Transit Oriented Development Council, and a member of The American Institute of Certified Public Accountants. Mr. Wilson received his B.A. in Business Administration (Accounting) from Washington State University.

Ronald L. Havner, Jr., the Chairman of the Board of Directors, said, “On behalf of the Board, we are excited to welcome Steve as our permanent President and Chief Executive Officer. During his time as a director and as our interim President and Chief Executive Officer, Steve has demonstrated a deep understanding of the Company and its strategy and brings extensive REIT management experience and real estate expertise from his more than 21 years at AvalonBay. We look forward to continuing to work with Steve to capitalize on the many opportunities ahead of us.”

Mr. Wilson said, “I am looking forward to continuing to work with our Board of Directors and senior management team to serve our customers and create long-term value for our stakeholders through the execution of our strategic plan.”

Company Information

PS Business Parks, Inc. (NYSE:PSB), a S&P MidCap 400 company, is a REIT that acquires, develops, owns, and operates commercial properties, predominantly multi-tenant industrial, industrial-flex, and low-rise suburban office space. Located primarily in major coastal markets, PS Business Parks’ 97 properties serve approximately 5,000 tenants in 28 million square feet of space as of December 31, 2021. The portfolio also includes 800 residential units (including units in-process).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements, including but not limited to: (i) the duration and severity of the COVID-19 pandemic and its impact on our business and our customers; (ii) changes in general economic and business conditions, including as a result of the economic fallout of the COVID-19 pandemic; (iii) potential regulatory actions to close our facilities or limit our ability to evict delinquent customers; (iv) decreases in rental rates or increases in vacancy rates/failure to renew or replace expiring leases; (v) tenant defaults; (vi) the effect of the recent credit and financial market conditions; (vii) our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; (viii) the economic health of our customers; (ix) the health of our officers and directors; (x) increases in operating costs; (xi) casualties to our properties not covered by insurance; (xii) the availability and cost of capital; (xiii) increases in interest rates and its effect on our stock price; (xiv) security breaches, including ransomware, or a failure of our networks, systems, or technology which could adversely impact our operations or our business, customer, and employee relationships or result in fraudulent payments; (xv) the impact of inflation; and (xvi) other factors discussed in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. is available on the Company’s website, which can be found at psbusinessparks.com.

Contact:

Investor Relations:

Adeel Khan

(818) 244-8080, Ext 8975

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